INDUSTRIAL LEASE AGREEMENT
BUSINESS PARK NAME: Evergreen Industrial Center
LEASE REFERENCE DATE: September 13, 2022

This Lease Agreement (this "**Lease**") is made by and between Woodinville Warehouse Associates L.L.C., a Washington limited liability company ("**Landlord**"), and Biolife Solutions, Inc., a Delaware corporation ("**Tenant**") as of the date referenced above. In consideration of the mutual promises herein, the Landlord and Tenant agree as follows:

1. **Summary of Basic Lease Provisions and Exhibits.**

1.1 **Landlord**: Woodinville Warehouse Associates L.L.C., a Washington limited liability company

Landlord address for all purposes: c/o Rosen Harbottle, P.O. Box 5003, Bellevue, WA 98009

1.2 **Tenant**: Biolife Solutions, Inc., a Delaware corporation

Tenant's trade name: Biolife Solutions, Inc.

Tenant address for notice purposes prior to the Commencement Date: ______________________________

Tenant address for notice purposes after the Commencement Date: 19510 144th Avenue NE, Suite A-1, Woodinville, WA 98072

1.3 **Leased Premises (the "Premises")**: Suite: A-1;

Address: 19510 144th Avenue NE, Suite A-1, Woodinville, WA 98072, as shown on Exhibit B, subject to Section 2.

Premises square footage: Approximately 13,578 square feet, subject to Section 2.

1.4 **Business Park in which the Premises are located (the "Business Park"):**

Evergreen Industrial Center (Legally described on Exhibit A).

Rentable square footage in Business Park: Approximately 78,754 square feet in the Business Park.

1.5 **Lease Term (the "Lease Term"):** Seven (7) years, four (4) months.

Lease Commencement Date ("Commencement Date"): October 1, 2022, subject to Section 3. This date is sometimes referred to as the "Targeted Commencement Date." Tenant agrees to execute a certificate confirming the date of the Commencement Date, in the form of the certificate attached hereto as Exhibit E.

Lease Termination Date ("Termination Date"): 11:59 p.m. on January 31, 2030, subject to Term extensions, if any, and adjustment as set forth in Section 3 (but in all cases on the last day of the month).

1.6 **Rent:**

Months of Lease Term	Minimum Rent Per Month
Oct 1, 2022 - Sept 30, 2023	$19,338
Oct 1, 2023 - Sept 30, 2024	$20,111
Oct 1, 2024 - Sept 30, 2025	$20,916
Oct 1, 2025 - Sept 30, 2026	$21,752
Oct 1, 2026 - Sept 30, 2027	$22,622
Oct 1, 2027 - Sept 30, 2028	$23,527
Oct 1, 2028 - Sept 30, 2029	$24,468
Oct 1, 2029 - Jan 31, 2030	$25,447

Adjustments: See Section 12.

1.7 **Security Deposit:** $30,018.00.

Prepaid Rent: $19,338.00 for the first (1st) month's Minimum Rent due.

Prepaid Adjustments: $4,571.00 for the first (1st) month's Adjustments due.

1.8 **Permitted Use:** Solely for use as general office space and warehouse for storage of equipment for a biomedical company and for no other purpose.

The Lease also contains the following Exhibits, the terms and conditions of which are incorporated herein by this reference:

Exhibit A	Legal Description of Business Park
Exhibit B	Outline of Premises
Exhibit C	Rules and Regulations
Exhibit D	Landlord's and Tenant's Work

Exhibit E	Confirmation of Delivery and Commencement Date
Exhibit F	Permitted Materials

2. **Premises**. Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rental, and upon all of the conditions set forth herein, the Premises as shown on Exhibit B, which are a part of the Business Park legally described in Exhibit A. Addresses and square footage calculations provided by the Landlord are approximations. The Tenant is solely responsible for verifying the correct address with local postal authorities. The Rent and other payments payable herein are not subject to change due to any re-measurement of the Premises.

3. **Term.**

3.1 **Term.** The Term of this Lease shall begin on the Commencement Date and end on the Termination Date, except as adjusted pursuant to Section 3.2 or extended as provided herein. If the Commencement Date is not on the first day of the month, the first month's Rent and other charges shall be adjusted proportionally for the first month in accordance with Section 18.23, however all subsequent months of the Lease shall correspond to actual calendar months.

3.2 **Delivery of Possession.** The date of delivery of possession of the Premises to Tenant (the "**Delivery Date**") shall be the date Landlord notifies Tenant it can take possession of the Premises (which may be prior to the Targeted Commencement Date). If there is Landlord's Work (as defined in Exhibit D) required, the Delivery Date shall be no earlier than the date the Landlord's Work is substantially complete (as reasonably determined by Landlord), subject only to punch-list items.

3.3 **Early Occupancy.** In the event that Tenant occupies the Premises (with or without Landlord's permission and/or knowledge and regardless of whether Landlord's Work is substantially complete) prior to the Commencement Date, such occupancy shall be subject to all of the provisions of this Lease, except that Rent shall begin on the Delivery Date. Such early occupancy shall not advance the Termination Date of this Lease.

3.4 **Delay in Commencement; Delivery.** Notwithstanding the Targeted Commencement Date set forth in Section 1.5, if for any reason Landlord cannot deliver possession of the Premises to Tenant on or before said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the Term hereof, but in such case Tenant shall not be obligated to pay Rent until the Delivery Date; provided, however, that if the Delivery Date is more than one hundred twenty (120) days from the Targeted Commencement Date (the "**Outside Delivery Date**"), Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days after the Outside Delivery Date, terminate this Lease. If Tenant terminates this Lease as provided in this Section 3.4, Landlord shall return any security deposit or prepaid rent previously deposited by Tenant and the parties shall be discharged from all obligations hereunder from and after the termination date. Notwithstanding the foregoing, in no event shall Tenant have the right to terminate this Lease if and to the extent any delay in delivering possession of the Premises is the result of (i) any act of God or the elements, (ii) shortage or unavailability of necessary materials, supplies, or labor, (iii) shortage of or interruption of transportation facilities, (iv) any act of Tenant, or (v) any other cause beyond Landlord's reasonable control. The Delivery Date as defined in this Section 3 shall become the Commencement Date. If the Delivery Date is one (1) month or more after the Targeted Commencement Date, the Termination Date of the Lease shall be delayed one (1) month for each complete month after the Targeted Commencement Date that the Premises are delivered to Tenant.

3.5 **Lease Year**. The term "**Lease Year**" shall mean each period of twelve (12) or fewer consecutive months which ends on December 31 of each calendar year during the Lease Term (including any extensions thereof), and the period from the last December 31 during the Lease Term (including any extensions thereof) to and including the last day of the Lease Term (including any extensions thereof) during the next calendar year. The first and last Lease Years may be less than twelve (12) months. The term "**quarter**" as it relates to the payment or reporting of percentage rent shall mean each calendar quarter, or portion thereof, which falls within the Lease Term (including any extensions thereof).

4. **Rent**.

4.1 **Rent Defined.** As used herein, "Rent" and "rent" include the Minimum Rent, Adjustments to Rent, and all other sums, costs, fees, or other charges, without restriction, to be paid or reimbursed by Tenant to Landlord under the terms of this Lease, whether or not so designated.

4.2 **Minimum Rent.** The Tenant's obligation to pay Minimum Rent and other charges due hereunder shall commence on the Commencement Date unless otherwise set forth herein. Tenant shall pay Landlord the Minimum Rent set forth in Section 1.6, plus the monthly sum for Adjustments as set forth in Section 12, plus such other amounts due monthly as set forth herein (all of which are deemed to be "**Rent**"), in advance, on the first day of each month of the Term. Tenant shall pay Landlord, concurrently with the execution of this Lease, the amounts set forth in Section 1.7 as Minimum Rent and anticipated Adjustments as provided in Section 12 for the first month of the Lease. Rent for any period during the Term which is for less than one (1) month shall be a pro rata portion of the monthly installment. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America, to Landlord at the address stated in Section 1.1 or at such other places as Landlord may from time to time designate in writing. Tenant shall not prepay more than two (2) months' rent in advance without Landlord's consent.

5. **Security Deposit.** Concurrently with the execution by Tenant of this Lease, Tenant shall deposit with Landlord the amount of money stated in Section 1.7 of the Lease ("**Security Deposit**") as security for Tenant's faithful performance of Tenant's obligations hereunder. A portion of the Security Deposit, in an amount equal to the greater

of (a) $250 or (b) 10% of the rentable square footage of the Premises (e.g., 5,000 RSF = $500), shall be deemed a non-refundable cleaning fee, which shall be retained by Landlord upon the expiration or earlier termination of this Lease. Landlord's retention of the cleaning fee shall in no way relieve Tenant from any obligation under this Lease, including, without limitation, Tenant's obligations with respect to the surrender of the Premises. If Tenant fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may (but is not required to) use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount stated above, and Tenant's failure to do so shall be a breach of this Lease, and Landlord may at its option terminate this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit (or so much thereof as has not been applied or retained by Landlord as provided herein) shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) within forty-five (45) days after the expiration of the Term hereof, or the date on which Tenant vacates the Premises, whichever is later. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the Security Deposit to Landlord's successor in interest, whereupon Tenant releases Landlord from all liability for the return of the Security Deposit or the accounting therefor.

6. Use.

6.1 **Use.** The Premises shall be used and occupied only for the Permitted Use set forth in Section 1.8 hereof and for no other purpose without the prior written consent of Landlord, which consent may be withheld or conditioned in Landlord's reasonable discretion.

6.2 **Compliance with Law.** Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, and requirements in effect at all times during the Term which are applicable to or regulating the use of the Premises, including, but not limited to, compliance with the Americans with Disabilities Act of 1990. Tenant shall not use or permit the use of the Premises in any manner which will tend to create waste or a nuisance, or which will tend to disturb or interfere with the rights of other tenants or occupants of any building of which the Premises may be a part (the "**Building**"), or which will be unlawful or otherwise objectionable. Smoking and/or vaping of any substance in the Premises is strictly forbidden.

6.3 **Condition of Premises.** Tenant hereby accepts the Premises in their condition existing as of the Delivery Date, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations, as well as all declarations, covenants and encumbrances on title, governing and regulating the use of the Premises and/or the Common Areas (as defined in Section 11.1), now or hereafter affecting or encumbering the Business Park, and accepts this Lease subject thereto and to all matters disclosed thereby and by any other exhibits attached hereto. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the condition of the Premises except as set forth in writing herein, or the suitability of the Premises for the conduct of Tenant's business. Notwithstanding the foregoing, Landlord agrees to deliver the Premises to Tenant with all systems and utilities in good working order and condition as of the Delivery Date.

6.4 **Insurance Cancellation.** Notwithstanding the provisions of Section 6.1 above, no use shall be made or permitted to be made of the Premises nor acts done which will cause the cancellation of any insurance policy covering said Premises or the Building; provided Landlord agrees that the Permitted Use shall not cause such cancellation.

6.5 **Landlord's Rules and Regulations.** Tenant shall faithfully observe and comply with the rules and regulations attached hereto as Exhibit C. Landlord reserves the right from time to time to make reasonable additions and modifications to such rules and regulations, which shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any rules and regulations by any other tenants or occupants of the Business Park.

6.6 **Noise and Nuisance.** Tenant shall operate its proposed business at the Premises with due consideration to the fact that the Business Park is a mixed-use property and that there are other tenants and occupants therein who would be harmed by odors, dust/debris, loud noise and/or vibrations. Therefore, at all times, Tenant will strictly abide by and assist in the enforcement of all applicable laws relating to noise control and nuisance, and any uncured violation or repeated violation (whether or not cured) by Tenant or its employees of any applicable law shall be deemed a breach of this Lease. Tenant shall conduct its business in such manner and under such conditions so that it does not unreasonably interfere with any other tenant's right to peaceably and quietly enjoy its premises. Tenant shall not place any equipment that generates noise or vibrations on or along the demising wall between the Premises and any adjacent suite, and Tenant agrees to take all reasonable steps necessary to restrict noise transmission to the premises of other tenants of the Business Park and to Common Areas, at its sole cost and expense. Tenant shall observe, comply with and adopt such other reasonable means and precautions against excessive noise as Landlord may from time to time request. Without limiting the foregoing, Tenant shall not do anything or permit anything to be done within the Premises in any way that creates a nuisance, or which, in Landlord's reasonable judgment, unreasonably disturbs any other tenant in the Business Park.

If (a) Tenant violates any applicable noise or nuisance laws, or (b) Landlord, in its reasonable discretion, determines that the operation of Tenant's business is producing odors, dust/debris, noise, vibration levels or other issues that materially and adversely affect the Premises, Common Areas, or other tenants or occupants in the Business Park, or (c) Landlord receives three (3) separate complaints, which complaints need not be in writing, from other tenants in

the Business Park regarding Tenant's noise or vibration level, or odors or dust and/or debris emanating from the Premises, Landlord shall provide written notice to Tenant and Tenant shall have ten (10) days to cure the violation. Failure by Tenant to cure such violation to Landlord's satisfaction within such ten (10) day period shall be deemed a breach of this Lease, notwithstanding anything to the contrary set forth in Section 16.1.

7. **Maintenance, Repairs and Alterations.**

7.1 **Landlord's Obligations.** Subject to the provisions of Sections 7.2, 9, 11 and 12, and except for damage caused by any negligent or intentional act or omission of Tenant, Tenant's agents, contractors, employees, or invitees, Landlord, at its expense, shall repair the structural parts of the Building, which structural parts include only the foundations, bearing and exterior walls (excluding glass, doors and any cosmetic fascia, painting, awnings and surface of exterior walls), subject to any rights Landlord has against third parties for recovery of such expenses. The exterior roof (including skylights) of the Premises shall be maintained and repaired as provided in Section 11 for all Common Area repairs and paid for as provided in Section 12. Landlord shall not be required to maintain the interior surface of exterior and bearing walls, floors, windows, doors or plate glass, which are a part of the Premises. Landlord shall have no obligation to make repairs under this Section 7.1 until a reasonable time after receipt of written notice of the need for such repairs.

7.2 **Tenant's Obligations.** Subject to the provisions of Sections 7.1, 9, 11 and 12, Tenant, at its expense, shall keep the Premises in good order, condition and repair, regardless of whether the damaged portion of the Premises or the means of repairing the same are accessible to Tenant. The Premises for which Tenant is responsible hereunder shall include, but shall not be limited to, all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment exclusively serving the Premises, fixtures, interior walls, ceilings, windows, doors and plate glass located within the Premises and all of Tenant's signs and graphics on the Building. Tenant shall also pay to Landlord, Tenant's share of the expenses and charges as provided in Section 12, below. While Landlord is generally responsible for maintenance and repair of the Common Areas under Section 11, to the extent Tenant uses any portions of the Common Areas for its own purposes, it shall be obligated to repair and maintain such areas, whether or not with Landlord's consent. However, nothing in this Section shall be interpreted as giving Tenant permission to use any portions of the Common Areas. If box is checked ☑, notwithstanding anything to the contrary in this Section 7, Landlord shall administer the maintenance, repair and replacement of the heating, air conditioning, and ventilation system, the costs of which shall be paid as part of the Adjustments.

7.3 **Surrender.** On the last day of the Lease Term, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty excepted. Tenant shall clear the Premises of all of its personal property in accordance with Section 7.6 below, including trade fixtures (except as set forth in Section 7.5) and debris. Tenant shall repair any damage to the Premises occasioned by its use thereof, or by the removal of Tenant's trade fixtures, furnishings and equipment pursuant to Section 7.5, which repair shall include, but shall not be limited to, the patching and filling of holes, painting the walls, repairing the floor, and repair of structural damage, where required by the Landlord to the Landlord's reasonable satisfaction.

7.4 **Landlord's Rights.** If Tenant fails to perform Tenant's obligations under this Section 7, Landlord may, at its option (but shall not be required to), enter upon the Premises, after ten (10) days' prior written notice to Tenant or with no prior written notice if an emergency, and put the same in good order, condition and repair, and the cost thereof shall become due and payable as additional rent to Landlord together with Tenant's next rental installment. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

7.5 **Alterations and Additions.**

(a) Tenant shall not, without Landlord's prior written consent (which shall not be unreasonably withheld, conditioned or delayed), make any alterations, improvements, or additions in, on, or about the Premises ("**Alterations**"), except for nonstructural Alterations not exceeding Five Thousand Dollars ($5,000) in cost (individually or in the aggregate, with respect to separate items relating to the same improvement or alteration). At the end of Lease Term or upon sooner termination, regardless of Landlord's consent for such changes, Landlord may require that Tenant remove any of Tenant's Alterations or utility installations at the expiration of the Term, and to restore the Premises to their prior condition.

(b) Before commencing any work relating to Alterations (none of which are required or requested by Landlord, nor any obligation of Tenant under this Lease), Tenant shall notify Landlord in writing of the expected date of commencement thereof. Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises and Landlord from mechanics' liens, materialmen's liens, or any other liens. In any event, Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant or for use in the Premises. Tenant shall not permit any mechanics' or materialmen's liens to be levied against the Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or to Tenant's agents or contractors in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of Tenant.

(c) Unless Landlord requires their removal, as set forth in Section 7.5(a), all Alterations and any Landlord's Work set forth on Exhibit D attached hereto shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term. Notwithstanding the provisions of this Section 7.5(c), Tenant's machinery, equipment and trade fixtures, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and shall be removed by Tenant in accordance with the provisions of Section 7.3 above and Section 7.6 below.

(d) All Alterations, whether or not Landlord's consent is required hereunder, performed by or for Tenant shall be done in a good and workmanlike manner, with new materials, with licensed contractors, in compliance with all applicable codes, ordinances, laws, statutes, rules and regulations, all at Tenant's risk and expenses, unless otherwise agreed to by Landlord in writing.

(e) It is acknowledged that Tenant, its contractors and subcontractors are not acting as Landlord's agents in making any Alterations or performing any work on or about the Premises, regardless of Landlord's funding of such work, review of plans or inspection of the work progress or completion, and that any lien rights that Tenant's contractors or subcontractors may have apply only to Tenant's leasehold interest in the Premises and not to any portion of the Landlord's ownership interest in the Premises or the Business Park. Tenant shall include a provision to this effect in all of its contracts for work to be performed on or about the Premises.

7.6 Removal of Tenant's Property. Any of Tenant's personal property, including without limitation belongings, equipment, goods, materials, fixtures or accessories, not removed from the Premises (or elsewhere at the Center) upon the earlier of (a) the vacation, loss of right to possession, or abandonment of the Premises by Tenant or (b) ten (10) days after the expiration or earlier termination of this Lease, shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without further notice to Tenant and without obligation to account therefor, and Tenant shall reimburse Landlord for all expenses incurred in connection with the removal, storage, transport and/or disposition of such property. Tenant agrees to indemnify, defend, and hold Landlord harmless from any and all claims, demands, losses, or damages asserted against the Landlord arising from or related to Landlord's removal, storage, and disposal of any such property. Nothing in this Section shall limit Landlord's right to sell Tenant's personal property as permitted by law to foreclose Landlord's lien for unpaid rent.

7.7 No Bailment. Tenant acknowledges and understands that in the event Landlord takes possession of any of Tenant's personal property, no bailment shall be created (nor deemed to be created) thereby. Landlord is not engaged in the business of storing goods for hire, nor is it in the warehousing business, but is simply providing commercial space for rent in which the Tenant may use or store items of personal property owned by the Tenant. The Landlord exercises neither care, custody, nor control over Tenant's personal property, and any and all personal property located, used or stored at the Premises shall be at Tenant's sole risk.

8. Insurance; Indemnity.

8.1 Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the Term of this Lease a policy of commercial general liability insurance insuring Tenant against all liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. If alcohol is to be consumed on or sold from the Premises that insurance shall include coverage for any liability arising out of the sale or consumption of beer, wine or liquor on the Premises. Such insurance shall be in an amount of not less than One Million Dollars ($1,000,000) combined single limit coverage per occurrence and Two Million Dollars ($2,000,000) general aggregate limit to injury to persons (including death) and/or property damage including loss of use. If Tenant shall fail to procure and maintain said insurance Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant. In the event of any cancellation of such insurance for nonpayment of premium, then notwithstanding anything to the contrary set forth in Section 16.1, Tenant shall reinstate such insurance within three (3) days after notice from Landlord; and if Tenant fails to do so, Landlord may, but shall not be required to, procure the same at Tenant's cost and expense, which shall be reimbursed to Landlord immediately upon demand.

8.2 Landlord's Insurance. Landlord shall, throughout the Lease Term, keep and maintain in full force and effect Commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) general aggregate.

8.3 Property Insurance. The Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, providing protection against special causes of loss (all risk), the boiler and machinery perils, and earthquakes and flood, if reasonably deemed necessary by Landlord. In addition thereto, Landlord may maintain rent loss insurance in favor of Landlord insuring Landlord against any loss of rental from damage or destruction of the Premises by the insured perils, as determined by Landlord. Said insurance shall provide for payment for loss thereunder to Landlord or to the holder of a first mortgage or deed of trust on the Premises. Such insurance shall be for the sole benefit of the Landlord and under its sole control. Landlord shall be entitled to fulfill its insurance obligations hereunder by maintaining a so-called "blanket" policy or policies of insurance.

Notwithstanding the terms of any insurance policy, "full replacement value" shall include, but not by way of limitation, all costs that must be incurred to repair or replace (i) the foundation of any improvements, (ii) other improvements below grade level, (iii) retaining walls, and (iv) the surfaces of the Premises including paving, sidewalks and landscaping; and all costs that must be incurred to comply with any then existing (at the time of the repair or rebuilding) governmental ordinances, laws or regulations (including environmental laws and regulations) relating to the construction, use or repair of any property; and all costs that must be incurred if any property is required to be torn down; and all costs of excavation, grading, back-filling or filling.

Tenant may, at its option, purchase insurance to cover its personal property. Landlord has no obligation to insure Tenant's personal property. Tenant assumes all risk of damage to any furniture, equipment, machinery, goods, supplies or fixtures which are or will remain the property of Tenant, or as to which Tenant retains the right of removal from the Premises.

Tenant may, at its option, purchase business income, business interruption, extra expense or similar coverage as part of this commercial property insurance.

8.4 Insurance Policies – General Requirements. All policies of insurance required to be carried by Tenant hereunder shall be written by companies licensed to do business and admitted in the state in which the Premises are located. All such policies shall be issued by insurance companies rated A-VII or better by A.M. Best Company under its rating system in effect as of the date hereof; or, if that rating system is modified, then such insurance company shall have at least an equivalent rating under such modified rating system. Tenant shall deliver prior to possession, to Landlord, certificates evidencing the existence and amounts of such insurance it is responsible for procuring hereunder, with additional insured clauses as required pursuant to Section 8.8 below. No such policy shall be cancelable or subject to reduction of coverage or other modification except after at least thirty (30) days' prior written notice to Landlord. Tenant shall, prior to the expiration of such policies, furnish Landlord with certificates evidencing the renewal thereof; and if Tenant fails to do so, or in the event of cancellation of such policies for nonpayment Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. Tenant shall not do or permit anything to be done which shall invalidate the insurance policies referred to in this Section 8. Tenant shall forthwith, upon Landlord's demand, reimburse Landlord for any additional premiums attributable to any act, omission, use of the Premises or Business Park, operation or capital improvement of Tenant causing such increase in the cost of insurance, which extra cost shall be solely paid by Tenant rather than as Adjustments payable by all tenants. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Landlord as required by this Lease.

8.5 Waiver of Subrogation. Tenant and Landlord each waive any and all rights of recovery against the other, and against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage or is required by this Lease to be insured against through an insurance policy. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

8.6 Indemnity and Hold Harmless. Tenant shall indemnify, defend and hold Landlord, its members, partners, officers, agents and employees ("**Landlord Parties**") harmless from any and all claims, judgments, actions, fines, penalties, costs and expenses (including attorneys' fees and court costs) and liability (collectively, "**Claims**") arising from (i) Tenant's use or occupancy of the Premises, (ii) the conduct of its business or from any activity, work or things which may be permitted or suffered by Tenant in the Premises, (iii) any act of negligence or intentional wrongdoing of Tenant or Tenant's employees, agents, contractors or invitees, or (iv) Tenant's breach of this Lease, except if and to the extent caused by the negligence or intentional wrongdoing of any of the Landlord Parties. In the event any action or proceeding is brought against any of the Landlord Parties by reason of any such Claim, Tenant upon notice from Landlord shall defend same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against any of the Landlord Parties, except if and to the extent caused by the negligence or intentional wrongdoing of any of the Landlord Parties. Tenant's indemnification obligations under this Lease shall not be limited, restricted or modified in any way by any limitations on the amount or type of insurance coverage carried or required to be carried by Tenant hereunder.

Landlord shall indemnify, defend and hold Tenant harmless from any and all Claims arising from (i) any act of negligence or intentional wrongdoing of Landlord or Landlord's employees, agents, managers or contractors, or (ii) Landlord's breach of this Lease, except if and to the extent caused by the Tenant's negligence or intentional wrongdoing. In the event any action or proceeding is brought against Tenant by reason of any such Claim, Landlord upon notice from Tenant shall defend same at Landlord's expense (subject to Section 11) by counsel reasonably satisfactory to Tenant.

Solely for the purpose of effectuating indemnification obligations under this Lease, and not for the benefit of any third parties (including but not limited to employees of Tenant and Landlord), Tenant and Landlord specifically and expressly waives any immunity that may be granted it under applicable federal, state or local Worker Compensation Acts, Disability Benefit Acts or other employee benefit acts, including, without limitation, the Washington State Industrial Insurance Act, Title 51 RCW, and all other applicable Industrial Insurance/Workers' Compensation Act or their equivalent in the applicable jurisdiction. Furthermore, the indemnification obligations under this Lease shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable to or for any third party under Worker Compensation Acts, Disability Benefit Acts or other employee benefit acts; provided, however, that Tenant's waiver of immunity by the provisions of this Section extends only to the Claims against Tenant by Landlord and does not include, or extend to, any Claims by Tenant's employees directly against Tenant; further provided that Landlord's waiver of immunity by the provisions of this Section extends only to the Claims against Landlord by Tenant and does not include, or extend to, any Claims by Landlord's employees directly against Landlord. The parties acknowledge that the foregoing provisions have been specifically and mutually negotiated between the parties, as evidenced by their execution of this Lease.

The provisions of this Section 8.6 shall survive the expiration or earlier termination of the Lease.

8.7 Exemption of Landlord from Liability. Notwithstanding anything herein to the contrary, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business, consequential damages or any loss of income therefrom or from damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Premises. In addition, Landlord shall not be liable for injury to the person of Tenant, Tenant's employees, agents, contractors and invitees, if such damage or injury is

caused by or results from fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Landlord or Tenant, however Landlord shall use reasonable efforts to remedy the casualty. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant(s), if any, of the Building. The foregoing exemptions of Landlord from liability set forth in this Section 8.7 do not, and shall not, exempt Landlord from liability for any claims, damages and/or injuries caused by Landlord's negligence or intentional wrongdoing.

8.8 Landlord to be Additional Insured; Priority of Insurance. Landlord and Lesmir Corporation, dba Rosen Harbottle shall be named as additional insured on all of Tenant's liability insurance policies referred to in this Section 8, using ISO additional insured endorsement CG 20 11 or a substitute providing equivalent coverage. In the event a policy of insurance procured by Tenant and a policy procured by Landlord provide coverage for the same loss, Landlord's policy shall be considered secondary and as providing excess coverage to the limits of Tenant's policy unless the express language of either policy states otherwise.

9. Damage or Destruction.

9.1 Partial Damages - Insured. Subject to the provisions of Section 7.1, if the Premises are damaged and such damage was caused by a casualty covered under an insurance policy maintained (or required to be maintained) pursuant to Section 8, Landlord shall, at Landlord's expense, repair such damage as soon as reasonably possible, and this Lease shall continue in full force and effect. Notwithstanding the above, if Tenant is responsible for procuring said insurance according to the terms of Section 8, and if the insurance proceeds received by Landlord are not sufficient to effect such repair, Landlord shall give notice to Tenant of the amount required in addition to the insurance proceeds to effect such repair.

9.2 Damage - Uninsured. In the event the Premises are damaged or destroyed, other than by a negligent or willful act or omission of Tenant, by any casualty which is not covered by fire and extended coverage insurance maintained (or required to be maintained) pursuant to Section 8.3, then Landlord may, at Landlord's option, either (a) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (b) give written notice within sixty (60) days after the occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of the damage. If Landlord does not give such notice within the time specified, Landlord shall be deemed to have elected to repair the Premises and, in such event, shall repair the damage as soon as reasonably possible.

9.3 Substantial Damage to Other Portions of the Building or Business Park. The provisions of Sections 9.1 and 9.2 notwithstanding, in the event the Building or Business Park is damaged from any cause and the amount of the loss exceeds twenty-five percent (25%) of the assessed value of the improvements which constitute the entire Building or Business Park, Landlord may, at Landlord's option, either (a) repair such damage as soon as reasonably possible, at Landlord's expense, in which event this Lease shall continue in full force and effect, or (b) give written notice within sixty (60) days after the occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of the damage. If Landlord does not give such notice within the time specified, Landlord shall be deemed to have elected to repair the damage and, in such event, shall repair such damage as soon as reasonably possible. Landlord may exercise its right to cancel this Lease under this Section 9.3 even if the Premises have suffered no damage and even if Landlord's loss is fully insured.

9.4 Abatement of Rent.

(a) If the Premises are partially destroyed or damaged, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant's reasonable use of the Premises is substantially impaired; provided, however, that there shall be no rent abatement if the damage or destruction of the Premises resulted from, or was contributed to directly or indirectly, by any act, fault, neglect or omission of Tenant or of Tenant's officers, contractors, licensees, agents, employees or invitees. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

(b) If Landlord shall be obligated to repair or restore the Premises under the provisions of this Section 9 and shall not commence the process for such repair or restoration within one hundred twenty (120) days after such obligation shall accrue, Tenant may, at Tenant's option, cancel and terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice. Any abatement in rent shall be computed as provided in Section 9.4(a).

9.5 Damage Near End of Term. Notwithstanding anything to the contrary contained in this Section 9, in the event the Premises or the Business Park are subject to substantial damage (as defined in Section 9.3) during the last twelve (12) months of the Term or any applicable extension periods, Landlord may elect to terminate this Lease by written notice to Tenant within thirty (30) days after the date of such damage.

10. Real Property Taxes.

10.1 Payment of Real Property Taxes. Real property taxes applicable to the Premises during the term of this Lease shall be paid as provided in Section 12 below.

10.2 Definition of "Real Property Taxes." As used herein, the term "real property taxes" shall include any form of assessment, license fee, tax on rent, levy, charge, penalty, or tax (other than inheritance or estate

taxes) imposed by any authority having the direct or indirect power to tax, including city, county, state or federal government (including the Environmental Protection Agency, the Department of Ecology or other similar governmental authority), or any school, agricultural, lighting, drainage or other improvement district thereof whether such tax is (a) upon, allocable to or measured by the area of the Premises or the rental payable, hereunder, including, without limitation, any gross income tax or excise tax levied by the state, any political subdivision thereof, city or federal government with respect to the receipt of such rental; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or (d) whether or not presently known customary or within the contemplation of the parties.

10.3 Personal Property Taxes.

(a) Tenant shall pay prior to delinquency all taxes assessed against and levied upon leasehold improvements, fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. Tenant shall cause said leasehold improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

(b) If any of Tenant's personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

11. Common Areas and Unsegregated Expenses.

11.1 Definitions. The term "**Common Areas**" refers to all areas within the exterior boundaries of the Business Park (exclusive of building pads and/or footprint sites reserved for future buildings and the like included within the Business Park, if any, after the commencement of construction of leasehold improvements thereon) which are now or hereafter made available for general use, convenience and benefit of Tenant and other persons entitled to occupy space in the Business Park, which areas shall include but not be limited to roofs, parking areas, driveways, access and perimeter roads, entrances, retaining walls, loading docks, retention ponds, package pick-up stations, open or enclosed courts or malls, sidewalks, ramps, stairways, corridors, landscaped and planted areas, irrigation, drainage and sewer systems and facilities, wash rooms, comfort rooms, electrical or telephone closets and utilities located therein (whether located within the confines of the Premises or otherwise), shared building systems, shared utilities, drinking fountains, toilets and other public facilities. Landlord reserves the right to modify, enlarge, reduce and/or rearrange the Common Areas. The Premises are excluded from the Common Areas.

11.2 Maintenance. Landlord shall keep or cause to be kept the Common Areas in a neat, clean, and orderly condition, properly lighted and landscaped, and shall repair any damage to the facilities thereof, but all expenses in connection with the Common Areas shall be charged and prorated in the manner hereinafter set forth. It is understood and agreed that the term "expenses in connection with the Common Areas" as used herein shall be construed to include, but not be limited to, all sums expended in connection with the Common Areas for all general maintenance and repairs, operation and replacement of the Common Areas, relocation of facilities, resurfacing, painting, striping, re-striping, cleaning, snow and/or dust removal, sweeping and janitorial services, maintenance and repair of sidewalks, curbs and Business Park signs, irrigation systems, planting and landscaping; lighting and other utilities; directional signs and other markers and bumpers; all roof repairs and maintenance (including, but not limited to, patching, resurfacing and preventive maintenance); painting or renovation of the exterior portion of all or any part of the improvements constructed on the Business Park; maintenance and repair of any fire protection systems, lighting systems, storm drainage systems and any other utility systems; all costs or expenses incurred by reason of any repairs or modifications to the Business Park and/or its improvements and/or for repair or installation of equipment for energy or safety purposes; personnel to implement such services, including management fees for administering and maintaining the property containing the Premises and Common Areas, the cost of a maintenance supervisor and/or the cost of security guards (if any); all costs and expenses pertaining to a security alarm system for the tenants and/or the Business Park (if any); equipment, if rented; personal property taxes on the improvements located on the Common Areas; and commercial general liability, property damage and worker's compensation insurance covering the Common Areas in amounts as required by Landlord or Landlord's lender. Landlord may cause any or all of said services to be provided by an independent contractor or contractors or by an affiliate of Landlord, with the costs thereof to be included in the expenses in connection with the Common Areas. While Landlord may provide certain security services, it is not undertaking the obligation to provide for the general safety of Tenant, its invitees, employees or contractors. Landlord shall have the right to include in Adjustments amortized reimbursements for capital costs (as defined under the Internal Revenue Code of 1986 as it may be amended) relating to existing portions of the Business Park (such as costs to repave parking lots and replace building roofs), spread over their useful life, as determined by Landlord in accordance with generally accepted accounting principles.

11.3 Tenant's Rights and Obligations. Landlord hereby grants to Tenant, during the term of this Lease, the license to use, for the benefit of Tenant and its officers, agents, employees, customers and invitees, in common with the others entitled to such use, the parking, rest rooms, loading, access, pedestrian and other portions of the Common Areas as they from time to time exist. Tenant's right to utilize the Common Areas shall at all times be subject to the rights, powers, and privileges herein reserved to Landlord, the Rules and Regulations attached hereto as Exhibit C, and all covenants, conditions, and restrictions (CC&Rs) now or hereafter affecting or encumbering the Premises and/or the Business Park. Storage, either permanent or temporary, of materials, supplies or equipment in the Common Areas without Landlord's prior written consent is strictly prohibited. Tenant and its officers, agents, employees, customers and invitees shall park their motor vehicles only in areas as designated from time to time by Landlord for that purpose. In no event shall Tenant's, its customers' and invitees' use of parking exceed Tenant's pro rata share of available parking. Pro rata share is defined as Tenant's rentable square feet divided by the rentable square feet of the Business Park, multiplied times the total number of available parking stalls. As of the Commencement

Date, Tenant's pro rata share of parking is fourteen (14) parking spaces. Tenant shall repair, at its cost, all deterioration or damages to the Common Areas occasioned by its lack of ordinary care or that of its employees, agents or invitees.

12. Adjustments to Rent. Tenant shall pay to Landlord upon demand, as additional Rent, throughout the term of the Lease, its share of the expenses and charges ("**Adjustments**") described in subsections (a)-(d) below.

(a) All real estate taxes and insurance premiums applicable to the land and improvements constituting the Business Park, including the Premises and the Common Areas if the premises are not separately billed, but excluding any such charges for which tenants (including Tenant) are obligated to pay directly. Real estate taxes shall include all items referenced in Section 10 above. Insurance premiums shall include all insurance premiums and deductibles paid with respect to the insurance referenced in Section 8, above, and any other insurance that Landlord deems necessary.

(b) All expenses in connection with the Common Areas as provided in Section 11.

(c) All costs to supervise, manage and administer the Business Park, including a general administration fee equal to ten percent (10%) of the total charges under Sections 12(a) and (b), legal and accounting fees and property management fees (however the property management fees shall in no event exceed five percent (5%) of the gross rentals of the Business Park). Said costs shall include such fees as may be paid to a third party in connection with same.

(d) Any other unsegregated or unallocated expenses related to the use, occupancy and operation of the Premises and the Common Areas, such as utility and heating, ventilation, and air conditioning system (collectively, "**HVAC**") charges, parking charges, utilities charges and surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority.

Upon commencement of the Lease Term, Landlord shall submit to Tenant a statement of the anticipated monthly Adjustments to rent for the period between commencement of the Lease and the following January, and Tenant shall pay same and all subsequent monthly Adjustments concurrently with the payment of Minimum Rent. Tenant shall continue to pay said monthly Adjustments until notified by Landlord of a change thereof. By March 31 of each year, Landlord shall endeavor to give Tenant a statement showing the total Adjustments for the Premises for the prior calendar year and Tenant's allocable share thereof, prorated from the commencement of the Lease. In the event the total of the monthly Adjustments which Tenant has made for the prior calendar years is less than the Tenant's actual share of such Adjustments, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord and shall concurrently pay the difference in monthly Adjustments made in the then calendar year and the amount of monthly Adjustments which are then calculated as monthly Adjustments based on the prior year's expenses. Any overpayment by Tenant shall be credited towards the monthly Adjustments next coming due. The anticipated monthly Adjustments to rent for the then current year shall be based on the actual monthly Adjustments for the prior year increased by any additional expenses and charges anticipated by Landlord for the current year, with actual determination of such Adjustments following each calendar year end.

Even if the Lease Term has expired and Tenant has vacated the Premises when the final determination is made of Tenant's share of said Adjustments for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated Adjustments previously paid and, conversely, any overpayment made shall be immediately rebated by Landlord to Tenant.

Tenant's share of the Adjustments shall be determined based on the ratio between the total square footage of the Premises and the total square footage of the Business Park, exclusive of the square footage of the Common Areas. Provided, however, that Landlord shall have the right, in its reasonable discretion, to adjust Tenant's share of any expense or charge, where appropriate, to reflect Tenant's actual usage (even if such charges are not separately metered). If any tenant pays real estate taxes or its share of any other such expenses or charges, directly or is required to pay for such insurance according to the terms of its lease, the premises of any such tenant and the amount paid directly by such tenant shall not be included in the calculation to apportion that particular item of expense or charge among the other tenants.

Landlord and Tenant agree that if the Business Park is not ninety-five percent (95%) occupied during any calendar year, on a monthly average, then the Adjustments that vary with occupancy shall be increased to reflect the Adjustments of the Business Park as though it were ninety-five percent (95%) occupied and Tenant's pro rata share shall be based upon Adjustments as so adjusted.

Notwithstanding anything to the contrary, Adjustments shall exclude and Tenant shall not be required to pay for the following costs or expenses: (i) leasing commissions; (ii) cost of repairs and the replacements incurred by Landlord by reason of fire or other casualty, or caused by exercise of the right of eminent domain; (iii) rent under a ground lease or master lease, if any; (iv) advertising and promotion expenditures; (v) costs incurred in performing work or furnishing services to or for individual tenants (including Tenant), at such tenant's expense (for the avoidance of doubt, payment of any such costs incurred with respect to Tenant shall remain Tenant's responsibility); (vi) interest or amortization payments under any mortgage affecting the Building or Business Park; (vii) rental concessions and lease buy-outs; (viii) intentionally omitted; (ix) Landlord's general overhead and any expenses not directly related to the Building or Business Park; (x) any legal and other professional fees expended by Landlord in connection with the negotiation or enforcement of any lease in the Building or Business Park (other than this Lease); or (xi) expenses (including attorney's fees and overtime) in curing Landlord's defaults or performing work resulting from violation by Landlord of the terms of any lease for space in the Business Park or any service contract at the Business Park.

(e) Tenant's Right to Audit Adjustments.

(1) Tenant shall have the right, upon fulfillment of the conditions set forth below, to conduct one audit of Landlord's books and records covering the Adjustments for a particular calendar year to verify the accuracy of Landlord's determination of Tenant's pro rata share of such costs. In the event Tenant does not elect to conduct an audit of Landlord's books and records for a particular calendar year as set forth herein, then Landlord's statement of Adjustments for that particular calendar year shall be deemed conclusive and binding for all purposes. The conditions which must be met before Tenant shall have the right to audit the books and records of a particular calendar year are as follows:

(A) Tenant must provide Landlord not less than thirty (30) days' prior written notice of the Tenant's election to audit (the "**Tenant's Notice of Audit**"), which Tenant's Notice of Audit must be delivered to Landlord within thirty (30) days after Tenant's receipt of the statement of Adjustments for a particular calendar year.

(B) The Tenant's audit must be undertaken and completed by either employees of Tenant or by a nationally recognized accounting firm which is not compensated on a contingent fee basis at reasonable times during Landlord's normal business hours at the place where the Landlord's records are kept, or at an alternate location determined by Landlord. Said audit will be completed within sixty (60) days after Tenant's receipt of the statement of Adjustments for a particular calendar year.

(C) Tenant shall not be in default under any term or provision of the Lease at the time Tenant gives its Tenant's Notice of Audit or at the time Tenant or its agent undertakes the audit.

(2) The Tenant's right to audit Landlord's books and records shall be strictly limited to the right set forth above and Tenant shall have no right to audit any of Landlord's books or records for any calendar year before or after the Lease Term or for any calendar year other than the immediately preceding calendar year as set forth above. All of Tenant's costs and expenses arising from the audit shall be borne solely by the Tenant, unless the audit reveals that Tenant has been overcharged by more than five percent (5%) in the aggregate, in which case Landlord shall pay Tenant's reasonable and actual out-of-pocket costs related to the audit in an amount not to exceed $2,500.

(3) A true and correct copy of the audit shall be delivered to Landlord within fifteen (15) days of the completion of such audit. Any underpayment shown by Tenant's audit shall be paid in cash to Landlord within ten (10) days after the date of the audit, along with any costs which may be due pursuant to subsection (2) above. Any overpayment shown by such audit shall be subject to Landlord's prompt verification and, upon such verification, shall be given to Tenant in cash or as a credit against Adjustments next falling due.

(4) All of the information obtained by Tenant's audit with respect to costs, expenses, income or other financial or other matters pertaining to the Landlord and/or the Business Park shall be held in strict confidence by Tenant and its employees, officers, representative and auditor and shall not be revealed in any manner to any person except upon the prior written consent of Landlord or pursuant to a court order.

13. **<u>Utilities</u>.** Tenant shall pay, prior to delinquency, all charges for water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay its share of all charges jointly metered with other premises, based on the ratio between the total square footage of the Premises and the total square footage of all premises jointly metered, and otherwise as provided in Section 12, above.

14. **<u>Assignment and Subletting</u>.**

14.1 **<u>Landlord's Consent Required</u>.** Tenant shall not, voluntarily or by operation of law, assign, transfer, pledge, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent, which Landlord shall not unreasonably withhold, condition or delay. It shall be reasonable for Landlord to withhold its consent in the event the proposed assignee or transferee fails to satisfy Landlord's then-current credit standards for tenants of the Business Park, has previously failed to perform its business obligations or has a business reputation or character not reasonably acceptable to Landlord, is changing the use of the Premises or uses Hazardous Substances (as defined below) in its operation. In no event, however, may Tenant assign, sublet or otherwise transfer Tenant's interest in this Lease to another tenant within the Building or Business Park. Further, in the event Landlord gives consent to an assignment or sublease of Tenant's interest, 50% of all consideration paid, either directly or indirectly, by the assignee or sublessee to Tenant in excess of the rent and other payments to Landlord provided herein (after Tenant first recoups amounts expended by Tenant related to the assignment or sublease, such as brokerage commissions, abated rent and attorneys' fees), shall inure to the benefit of Landlord. Any attempted assignment, transfer, mortgage, encumbrance, or subletting without consent shall be void and shall constitute a breach of this Lease and shall give the Landlord the option to terminate this Lease. Any transfer of Tenant's interest in this Lease or in the Premises from Tenant by merger, reorganization, consolidation, or liquidation, or by any subsequent change in the ownership of thirty percent (30%) or more of the capital stock or ownership of Tenant or thirty percent (30%) or more partnership interest of Tenant shall be deemed an assignment requiring Landlord's consent within the meaning of this Section 14. No option(s) to add additional space, purchase the Premises or extend the Lease Term, if any, may be assigned by Tenant and no assignee or subtenant shall have any right to exercise any such option(s).

14.2 **<u>No Release of Tenant or Guarantor</u>.** Regardless of Landlord's consent, no transfer, subletting or assignment shall release Tenant of Tenant's obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the term of this Lease, or release Guarantor's guaranty. In the event an assignee or successor of Tenant occupies the Premises and accepts the benefit of use of the Premises for any period

of time following assignment of all or part of Tenant's interest in the Lease or by merger, sale or change of ownership as further described above, with or without the consent of Landlord, the successor or assignee shall be deemed to have ratified this Lease and to have assumed the liabilities of Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

14.3 <u>**Assignment Fee.**</u> In the event that Tenant requests Landlord's consent to a sublease or assignment under Section 14.1, Tenant shall pay Landlord an assignment fee of <u>One Thousand Five Hundred and NO/100</u> Dollars (<u>$1,500.00</u>), plus any out-of-pocket attorneys' fees incurred by Landlord in connection with the review of such request.

14.4 <u>**Permitted Transfers.**</u> Notwithstanding anything to the contrary set forth above, Tenant may, without Landlord's prior written consent, but with at least thirty (30) days' prior written notice to Landlord, assign this Lease or sublet all or any portion of the Premises to (any of the following, a "**Permitted Transfer**"): (i) its Subsidiary, Parent, or Affiliate (as such terms are defined below); or (ii) an entity with which, or into which, Tenant has merged or consolidated; or (iii) an entity which acquires Tenant's interest in the Premises as part of a transaction involving the acquisition of all or substantially all of the assets of Tenant. In the event of any Permitted Transfer, a copy of the documentation effecting such Permitted Transfer shall be delivered to Landlord not later than the effective date thereof. In the case of a Permitted Transfer of all or substantially all of Tenant's interest in this Lease, the transferee shall be deemed to have assumed all of the obligations of Tenant hereunder. In the case of a Permitted Transfer which is a sublease of all, or a portion of, the Premises, the subtenant shall be deemed to have agreed to comply with all of Tenant's obligations under this Lease applicable to the subleased premises as of the effective date of such sublease and, at Landlord's option, will agree to attorn to Landlord under the terms of the sublease agreement in the event this Lease terminates before the applicable sublease expires.

For purposes of this Section 14.4, the following definitions shall apply: "**Affiliate**" means an entity which (a) directly or indirectly controls Tenant, (b) is under the direct or indirect control of Tenant, or (c) is under common direct or indirect control with Tenant. "**Control**" means ownership of fifty-one percent (51%) or more of the voting stock, shares, membership interests, or other equity interests or rights of the controlled entity ("**Equity Interests**"). "**Parent**" means a company or other entity which owns fifty-one percent (51%) or more of Tenant's Equity Interests, and "**Subsidiary**" means a company or other entity, fifty-one percent (51%) or more of whose Equity Interests is owned by Tenant.

14.5 <u>**Assignment by Landlord.**</u> Landlord shall be permitted freely to assign all of its rights and obligations hereunder, and upon such assignment of its rights and obligations, Landlord shall no longer be liable under this Lease. Tenant hereby agrees to attorn to any assignee of Landlord's interest hereunder, whether such assignment is voluntary or by operation of law.

15. <u>**Restrictions on Tenant; Hazardous Substances.**</u>

15.1 Tenant shall not cause or permit any Hazardous Substance to be used, stored, generated, or disposed of on or in the Premises by Tenant, Tenant's agents, employees, contractors or invitees, without first obtaining Landlord's written consent, which may be withheld at the Landlord's sole and absolute discretion. Normal use of commercially reasonable cleaning supplies, and the materials identified on <u>Exhibit F</u> attached hereto ("**Permitted Materials**"), in full compliance with all applicable laws, however, shall not require Landlord's consent. Tenant shall indemnify, defend (at trial and appellate levels and with attorneys, consultants and experts reasonably acceptable to Landlord), and hold harmless the Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, a decrease in value of the Premises or the Building, damages because of adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys', consultants', and experts' fees) arising out of a Release or violation of Environmental Laws that occurred: (i) during the Lease Term; and/or (ii) as the result of Tenant's action, inaction or conduct, or that of Tenant's agents or invitees. This indemnification includes, without limitation, any and all costs incurred in connection with any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state or local agency, political subdivision, lender or buyer. In addition, in the event of a Release of Hazardous Substances on the Premises, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing before the presence of any such Hazardous Substance on the Premises, provided, however, that Tenant shall first obtain Landlord's approval for any such remedial action. Landlord reserves the right, but shall have no obligation, to enter the Premises to take such action as it deems necessary or prudent to investigate, mitigate, and/or remediate the presence of any Hazardous Substances caused or permitted by Tenant and to return the Premises to the condition existing prior to the presence of such Hazardous Substance on the Premises; and if Landlord exercises this right, any and all costs incurred by Landlord in connection therewith shall be paid by Tenant.

15.2 Landlord shall indemnify, defend, and hold harmless the Tenant from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (excluding consequential damages or lost profits) and any and all sums paid for settlement of claims, attorneys', consultants', and experts' fees caused by the presence of Hazardous Substances in the Premises first discharged, released or brought on to the Premises prior to the Tenant's occupancy of the Premises, so long as the discharge or release was not caused by Tenant, its employees, contractors, agents, and the problem was not exacerbated by the actions or omissions of or attributable to Tenant.

15.3 As used herein, the term "**Hazardous Substance**" means any waste, pollutant, contaminant, chemical, petroleum product, pesticide, fertilizer, substance, or material that is defined, classified, or designated as hazardous, toxic, radioactive, dangerous, or other comparable term or category under any Environmental Laws. The term "**Environmental Laws**" means all federal, state, and local laws, statutes, rules, regulations, ordinances, and codes, and any judicial or administrative interpretation thereof or requirement thereunder, relating to the regulation or protection of human health, safety, the environment and natural resources. The term "**Release**" shall have the same meaning as in RCW 70A.305.020(32).

15.4 Biomedical Waste. In addition to the foregoing, Tenant shall not dispose of biomedical waste in the trash receptacles, if any, provided by Landlord at the Business Park or the Premises, nor shall biomedical waste be stored in any Common Areas. Biomedical waste shall be kept within Tenant's control or possession, in suitable containers and properly identified, until disposal. Biomedical waste shall not be mixed, disposed, or released into general office trash, waste, refuse, drains, or sewer lines. Tenant shall comply with all applicable guidelines, laws and regulations with respect to the proper handling and disposal of biomedical waste. Tenant shall surrender the Premises free of any biomedical waste and the effects therefrom at the termination of the Lease. For purposes of this Section 15.4, "**biomedical waste**" shall include (i) medical devices, instruments or paraphernalia such as sharps, needles of any kind, syringes, sutures, swabs or wraps of any sort that are intended to come into contact with any part of the body, and (ii) biological wastes and other waste materials that result from the administration of medical care to a patient by Tenant.

16. Default; Remedies.

16.1 Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

(a) Intentionally Deleted.

(b) The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, within five (5) days following receipt from Landlord of a written notice regarding an overdue amount.

(c) The failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than described in Section 16.1(b), above, which failure is not cured by Tenant within thirty (30) days following Tenant's receipt from Landlord of a written notice of such failure; provided that if more than thirty (30) days are reasonably required to cure such failure, then Tenant shall not be in default hereunder so long as Tenant commences to cure the failure within such thirty (30) day period and then diligently proceeds to complete such cure within no more than sixty (60) days after receipt of Landlord's notice.

(d) The making by Tenant of any general assignment, or general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

16.2 Remedies. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

(a) Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due (including, but not limited to, the recovery of all late charges, NSF Fees and all other costs incurred by Landlord due to Tenant's default, including attorneys' fees), without terminating Tenant's right to possession, irrespective of whether Tenant shall have abandoned the Premises. In the event Landlord elects to not terminate the Lease, Landlord shall have the right to attempt to relet the Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease, including removal of all persons and property from the Premises; at Landlord's option, such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant as provided in Sections 7.6 and 7.7 above. In the event any such reletting occurs, this Lease shall terminate automatically upon the new tenant taking possession of the Premises. Notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord at any time during the term of this Lease may elect to terminate this Lease by virtue of such previous default of Tenant.

(b) Terminate Tenant's right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, without limitation thereto, the following:

I. The cost of receiving possession of the Premises;

II. The expenses of re-letting, including necessary renovation and alteration of the Premises;

III. Reasonable attorneys' fees, any real estate commission actually paid, and that portion of the leasing commission, if any, paid by Landlord applicable to the unexpired term of this Lease;

IV. The worth at the time of award of any unpaid rent which had been earned at the time of such termination;

V. The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that is proved could have been reasonably avoided;

VI. The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that is proved could be reasonably avoided;

VII. Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom;

VIII. Any free rent, rental abatement, or any other form of rent concession granted to the Tenant; and

IX. At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law.

Upon any such reentry Landlord shall have the right to make any reasonable repairs, alterations, or modification to the Premises, which Landlord in its sole discretion deems are reasonable and necessary. As used in subsection (iv), above, the "worth at the time of award" is computed by allowing interest at the rate of eight percent (8%) per annum from the date of default. As used in subsections V and VI, the "worth at the time of award" is computed by discounting such amount at the discount rate of eight percent (8%). The term "rent," as used in this Section 16.2 shall be deemed to be and to mean the rent to be paid pursuant to Section 4 and all other monetary sums required to be paid by Tenant pursuant to the terms of this Lease.

16.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the term of any mortgage or trust deed covering the Premises. Accordingly, if any installments of rent or any other sums due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after that said amount is due, then Tenant shall pay to Landlord, as additional rent, a late charge of ten percent (10%) of such overdue amount or $250, whichever is greater. In no event shall any late charge be required in violation of any law. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur, in excess of interest charged by Landlord, by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

16.4 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises, where name and address shall have theretofore been furnished to Tenant in writing, specifying that the Landlord has failed to perform such obligation; provided, however, that if the nature of the Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performances within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

16.5 Cure by Landlord. Landlord, at any time after Tenant commits a default and fails to timely cure the same, may cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord at the time the sum is paid shall be due immediately from Tenant to Landlord, and if paid at a later date shall bear interest at the rate specified in Section 18.4, below, from the date the sum is paid by Landlord until Landlord is fully reimbursed by Tenant. The sum, together with interest, shall be deemed additional rent hereunder.

16.6 Partial Payments. Acceptance by Landlord of partial payments after Tenant's Default shall not constitute a complete cure of any default. Therefore, Landlord shall not be required to give additional notices to Tenant in such case. Only paying all sums due and performance of all steps required shall cure defaults hereunder. Partial payments may be applied to delinquent rent, rent due for the current month, late fees, or any other amounts owed by Tenant, in such amounts and in such order as Landlord may determine in its sole discretion.

16.7 Cross Default. In the event Tenant or an affiliate of Tenant enters or has entered into a lease or leases with Landlord or an affiliate of Landlord for any other premises (whether at the Business Park or otherwise) (each, a "**Related Lease**"), Tenant agrees that any default by it under this Lease shall be deemed to constitute a default under each and every Related Lease, and vice versa.

17. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as "**condemnation**"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If more than twenty-five percent (25%) of the floor area of the Business Park, the Building, or any other building on the property, or more than twenty-five percent (25%) of the land area of the Business Park not covered with buildings, is taken by condemnation, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes possession by notice in writing of such election within twenty (20) days after Landlord shall have notified Tenant of the taking, or, in the absence of such notice, then within twenty (20) days after the condemning authority shall have taken possession.

If this Lease is not terminated by either Landlord or Tenant, then it shall remain in full force and effect as to the portion of the Premises remaining, provided the rental shall be reduced in proportion to the floor area taken within the Premises as bears to the total floor area of the Premises. In the event this Lease is not so terminated, then Landlord agrees, at Landlord's sole cost, as soon as reasonably possible, to restore the Premises to a complete unit of like quality and character as existed prior to the condemnation. All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee or as severance damages; provided, however, that Tenant shall be entitled to make its own claim against the condemning authority for an award for loss of or damage to Tenant's trade fixtures and removable personal property and moving expenses, if any.

18. **General Provisions.**

18.1 **Estoppel Certificate.**

(a) Tenant shall, at any time, upon not less than fifteen (15) days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying (i) the date the Lease Term commenced and the date it expires; (ii) the amount of minimum monthly Rent and the date to which such Rent has been paid; (iii) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (iv) that this Lease represents the entire agreement between the parties; (v) that all conditions under this Lease to be performed by Landlord have been satisfied; (vi) that there are no existing claims, defenses or offsets which the Tenant has against the enforcement of this Lease by Landlord (or specifying such matters, if any, which are claimed); (vii) that no Rent has been paid more than one month in advance; and (viii) that no security has been deposited with Landlord (or, if so, the amount thereof). Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

(b) Tenant's failure to deliver such statement within such time period shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance, and (iii) not more than one (1) month's rent has been paid in advance. Alternatively, due to the harm which may result to Landlord resulting from Tenant's non-response, Landlord may impose a liquidated damages charge of $100 per day on Tenant for each day after such statement is due until Tenant prepares and delivers such a statement filled in and acknowledged in good faith by Tenant. This charge is a reasonable estimate of the probable harm to Landlord if a transaction is delayed due to Tenant's default hereunder, the precise amount of harm resulting from which would be difficult to determine with precision.

(c) If Landlord desires to sell, finance or refinance the Premises, or any part thereof, or prior to Tenant exercising any Options to Extend or initiating any renewal negotiations, or if Tenant is in default under the Lease, Tenant hereby agrees to deliver, to Landlord, within ten (10) days of request, such financial statements of Tenant as may be reasonably required by Landlord. Such statements shall include Tenant's financial statements for the past three (3) years. All such financial statements shall be held by Landlord in confidence.

18.2 **Landlord; Transfer of Landlord's Interest.** The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title, vendee's interest under a real estate contract, or a tenant's interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Landlord herein named (and in cases of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject to the limitation set forth above, be binding upon Landlord's successors and assigns, only during their respective periods of ownership.

18.3 **Severability.** The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

18.4 **Interest on Past Due Obligations.** Except as otherwise expressly provided herein, any amount due to Landlord not paid when due shall bear interest at the greater of twelve percent (12%) per annum or five percent (5%) above the Prime Rate of interest of Bank of America (or its successor) per annum as such rate is adjusted daily from the due date. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

18.5 **Time of Essence.** Time is of the essence of every provision hereof.

18.6 **Captions; Exhibits; Attachments; Terms.**

(a) The captions of the sections of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of such section.

(b) The exhibits, addenda and schedules, if any, attached hereto are deemed by attachment to constitute part of this Lease and are incorporated herein.

(c) The words "Landlord" and "Tenant," as used herein, shall include the plural as well as the singular. Words used in neutral gender include the masculine and feminine and words in the masculine or feminine gender include the other gender and the neutral. Subject to the provisions of this Section 18 limiting Landlord's liability in the event of the sale of the Business Park, if there be more than one Landlord or Tenant, the obligations hereunder imposed upon Landlord or Tenant shall be joint and several. If the Tenants are husband and wife, the obligations shall extend individually to their sole and separate property as well as to their community property.

18.7 **Incorporation of Prior Agreement; Amendments.** This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

18.8 **Waivers.** No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval

of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

18.9 **Recording.** Tenant shall not record this Lease without Landlord's prior written consent, and any recordation without consent shall, at the option of the Landlord, constitute a noncurable default of Tenant hereunder. Either party shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes, which shall contain a provision automatically terminating the filing upon the termination of the Lease Term and any extension terms. All costs associated with such memorandum shall be borne by the requesting party.

18.10 **Holding Over.** If Tenant fails to surrender the Premises to Landlord on the expiration or earlier termination of this Lease, Tenant shall pay to Landlord rent in an amount equal to 150% of the amount of the Minimum Rent applicable for the month immediately prior to the expiration or termination of the Lease ("**Holdover Rental Rate**"), from the expiration or termination date until Tenant fully surrenders possession of the Premises in accordance with the terms of the Lease; and Tenant shall hold Landlord harmless from all damages resulting from Tenant's failure to timely surrender the Premises, including, without limitation, (i) any Rent payable by, or any damages claimed by, any prospective tenant of any part or all of the Premises, and (ii) Landlord's damages resulting from such prospective tenant rescinding or refusing to enter into the prospective lease of part or all of the Premises by reason of Tenant's failure to timely surrender the Premises. Landlord may, at its election, retain, store or dispose of in any manner any of Tenant's trade fixtures or personal property that Tenant does not remove from the Premises by the expiration or earlier termination of this Lease. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such trade fixtures and personal property. Tenant shall be liable to Landlord for Landlord's costs for storing, removing and/or disposing of Tenant's trade fixtures and personal property.

If Tenant, without Landlord's prior written consent, remains in possession of the Premises after the expiration or earlier termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a tenancy at sufferance terminable at any time by either party, at the Holdover Rental Rate set forth above.

If Tenant, with Landlord's prior written consent, remains in possession of the Premises after expiration or earlier termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable in accordance with Washington state law. All provisions of this Lease, except those pertaining to term and rent (which shall be paid at the Holdover Rental Rate), shall apply to such month-to-month tenancy.

18.11 **Cumulative Remedies.** No remedy or election hereunder shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or in equity.

18.12 **Covenants and Conditions.** Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

18.13 **Binding Effect; Choice of Law; Venue.** Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of Section 14.2, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the state where the Premises are located without regard to conflicts of laws principles. Venue for all actions or proceedings relating to or arising out of this Lease shall be in King County, Washington.

18.14 **Subordination.**

(a) This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, considerations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default beyond applicable notice and cure periods and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease, or the date of recording thereof.

(b) Tenant agrees to execute any commercially reasonable documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be.

18.15 **Legal Fees and Costs.** If, by reason of any breach or default of Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to serve notice of Tenant's default on tenant, employ or consult with an attorney or collection agency, or otherwise take action to enforce or defend any of Landlord's rights or remedies arising under this Lease or otherwise at law, or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, service fees, transactional costs, attorneys' fees or other costs. If Tenant or Landlord brings any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, and including any suit or action while either the Landlord or Tenant is in bankruptcy, the losing party shall pay the successful party a reasonable sum for attorneys' fees and costs, including on appeal, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

18.16 Arbitration of Disputes. At Landlord's option, any dispute, controversy or claim arising out of, in connection with, or relating to this Lease, its interpretation, application, or the rights, duties or liabilities hereunder of either party, or any breach or alleged breach hereof, which the Tenant and Landlord are unable to resolve between themselves, shall, upon the written request of any party involved, be submitted to, and settled by binding arbitration in the city where the Premises is located or as agreed by the parties, pursuant to the rules then in effect of any private arbitration service actively engaged in providing dispute resolution services as Landlord may designate. Any award rendered in an arbitration initiated under this Section shall be final, binding and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, and each party shall pay for and bear the cost of its own experts, evidence and counsel's fees, except as otherwise provided in Section 18.15, above. Notwithstanding anything contained herein to the contrary, in no event shall Landlord be required to submit any unlawful detainer or eviction action or claim for unpaid rent for arbitration.

18.17 Landlord's Access. Landlord and Landlord's agents shall have the right to enter the Premises following at least one (1) business days' prior written notice, which may be via email (except in the case of emergency, in which event no prior notice shall be required) for the purpose of inspecting the same, showing the same to prospective tenants, purchasers or lenders, and/or making such alterations, repairs, improvements or additions to the Premises or to the Building (including, without limitation, any Common Areas located within the confines of the Premises) as Landlord may deem necessary or desirable. Landlord may at any time during the last three hundred sixty-five (365) days of the term hereof place on or about the Premises any ordinary signs, all without reduction or rebate of rent or liability to Tenant. Tenant may require that individuals accessing the Premises are accompanied by a representative of Tenant, so long as Tenant makes such representative reasonably and timely available. If Landlord provides at least forty-eight (48) hours' prior written notice to Tenant (which may be via email) of Landlord's intent to enter the Premises, and Tenant refuses entry to Landlord and/or Landlord's agents, or ignores Landlord's request, Tenant shall be responsible for daily liquidated damages of $100 each day that Tenant does not allow access to the Premises. Landlord shall use good faith efforts (as determined by Landlord in its sole discretion) to reasonably minimize damage to Tenant's business by such entry. With respect to the liquidated damages as described and provided for in this Section, Landlord and Tenant hereby acknowledge and agree that the damage that may be suffered by Landlord in the event Tenant refuses access hereunder is not readily ascertainable and that such liquidated damages are a reasonable estimate of such damages and are intended to compensate Landlord for any such damage and are not to be construed as a penalty. Even if Tenant is charged liquidated damages, Tenant remains obligated to provide Landlord access as provided herein.

18.18 Signs and Auctions. Tenant shall not place any signs, banners, paintings or symbols (collectively, "**Signs**") in the windows or doors of the Premises, or upon any exterior part of the Building or any other portion of the Business Park without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. If Tenant is not required to remove such Signs earlier, Tenant shall remove any such Signs at the termination of the tenancy herein created and repair any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense. Tenant shall not place any auction Sign upon the Premises or conduct any auction thereon without Landlord's prior written consent. All signage must be building-standard signage, according to all governing codes and must be approved by Landlord in writing. Installation and method of attachment of said signage must be approved by Landlord prior to the commencement of installation. Conformance will be strictly enforced, and any installed nonconforming or unapproved signs must be brought into conformance at the expense of Tenant.

18.19 Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

18.20 Corporate Authority. If Tenant is a corporation or other legal entity, each individual executing this Lease on behalf of said corporation or entity represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said corporation or entity in accordance with a duly adopted resolution of the governing body of such corporation or entity, and that this Lease is binding upon said corporation or entity in accordance with its terms. In addition, the Tenant represents and warrants that (a) it has the full right and authority to enter into, execute, deliver and perform its obligations under this Lease; (b) this Lease constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms; and (c) the execution of and performance under this Lease shall not violate any applicable existing regulations, rules, statutes or court orders of any local, state or federal government agency, court or body.

18.21 Landlord's Liability. If Landlord is a partnership, tenancy in common or a limited liability company, the liability of Landlord pursuant to this Lease shall be limited to Landlord's interest in the Business Park, including without limitation the rents, proceeds and insurance proceeds of the same. Landlord shall never be personally liable for any judgment or deficiency for default under the Lease, whether or not the claim in question arises from the negligence of Landlord or any party for whose actions Landlord is legally liable, and Tenant, its successors and assigns, hereby waive all rights to proceed against any of the partners, tenants in common or members of Landlord, as applicable, and/or the officers, shareholders or directors of any corporate partner, tenant in common or member of Landlord.

18.22 Financing. Tenant shall not execute any document, including, without limitation, security agreements and/or financial statements covering fixtures installed by Tenant, purporting to affect the Premises or any other property of which the Premises are a part, any financial statement, without prior written consent of Landlord, which may be withheld or conditioned in Landlord's sole discretion. However, Tenant can grant liens on its trade fixtures and inventory so long as the lienholder agrees to repair and restore any damage to the Premises and Business

Park caused by entry into the Premises and/or removal of the trade fixtures and inventory, and any other commercially reasonable terms and conditions required by Landlord.

18.23 Prorations. All prorations shall be on the basis of a thirty (30) day month.

18.24 Intentionally Deleted.

18.25 Confidentiality; Third Party Disputes. Tenant acknowledges and agrees that the terms of this Lease are confidential, and that disclosure of the terms hereof to unapproved third parties could adversely affect Landlord's ability to negotiate other leases, and could impair Landlord's relationships with other tenants, prospective tenants, and brokers at the Business Park. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents, attorneys, and any other party acting on Tenant's behalf, will not disclose the terms and conditions of this Lease to any other person or entity, any other tenant or prospective tenant of the Business Park, or real estate broker or agent, either directly or indirectly, without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. Furthermore, Tenant agrees that it (or any other party acting on Tenant's behalf) will not contact, directly or indirectly, any other tenant in the Business Park, their customers, vendors, or invitees, or any other third party, regarding any complaint or dispute with such tenant; and all such communications are to be directed to Landlord only.

Tenant acknowledges that a breach by Tenant of this Section 18.25 will cause Landlord irreparable damage which cannot be reasonably calculated and for which monetary damages alone are not a sufficient remedy. Therefore, Landlord shall be entitled to obtain injunctive or other equitable relief, in addition to all other remedies available to it hereunder or at law or in equity; and further, in the event of such breach, Landlord shall be entitled to the sum of Five Thousand Dollars ($5,000) from Tenant, as liquidated damages, and not as a penalty.

The terms of this Section 18.25 shall survive the termination of the Lease.

19. Performance Bond. At any time, Tenant either desires to or is required to make any repairs, alterations, additions, improvements or utility installations thereon, which cost in excess of $100,000, pursuant to Section 7.5 or otherwise, Landlord may, at its sole option, require Tenant, at Tenant's sole cost and expense, to obtain and provide to Landlord a lien and completion bond in an amount equal to one and one-half (1-1/2) times the estimated cost of such improvements, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work.

20. Notices. Subject to the provisions of Section 16.1 hereof, wherever under this Lease provision is made for any demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and it shall be deemed delivered when served personally, upon delivery by an overnight delivery service with confirmation of delivery, or forty-eight (48) hours after being deposited in the United States mail, certified or registered, postage prepaid, addressed to the address set forth in Section 1 or alternate addresses as specified by the parties from time to time.

21. Binding Lease. This Lease shall become a binding agreement when it is mutually executed by both the Landlord and the Tenant. The Landlord is under no obligation to execute this document, and all space in the property is subject to prior leasing by other tenants.

22. Acknowledgment. The failure to properly acknowledge this Lease shall not be a defense to any terms or conditions of the Lease; any such rights of Tenant are expressly waived and released for and in consideration of the terms set forth herein.

23. Facsimile/Electronic Copies/Counterparts. Executed, fax or electronic copies of this Lease, amendments and modifications are valid. This Lease may be executed by electronic signature (e.g., via DocuSign or similar electronic signature technology), which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. This Lease may be executed in counterparts, each of which, when combined, shall constitute one single, binding agreement.

24. Waiver of Jury Trial. The parties hereto hereby waive their right to a jury trial in any lawsuit brought by either of them related to performance of or default under this Lease, including any claim, counter-claim or cross-claim.

25. General.

(a) **Brokers' Fees.** Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees for the negotiation, execution, or delivery of this Lease other than Associated Realty, LLC dba Schuchart Hutchinson. Tenant shall indemnify and hold Landlord harmless against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any other broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. Notwithstanding anything to the contrary set forth herein, Landlord shall not be obligated to pay any commissions or fees to any broker, finder, or any other person in connection with any extension of (or exercise of any option to extend) the Lease Term. This subparagraph shall not apply to brokers with whom Landlord has an express written brokerage agreement.

(b) **Agency.** At the signing of this Lease, Rosen Harbottle Commercial Real Estate ("**RHCRE**") represented the Landlord and Bryan Shaughnessy of Associated Realty, LLC dba Schuchart Hutchinson ("**Tenant's Licensee**") represented the Tenant. If Tenant's Licensee and Landlord's agent are affiliated with the same Broker, then both Landlord and Tenant confirm their consent to that Broker acting as a dual agent. If Tenant's Licensee and Landlord's agent are the same salesperson representing both parties, then both Landlord and Tenant confirm their

consent to that salesperson and his/her Broker acting as dual agents. Landlord and Tenant confirm receipt of the pamphlet entitled "The Law of Real Estate Agency." The parties acknowledge that the principal owner of RHCRE is Stanley G. Rosen, who directly or indirectly may be an owner of Landlord. The parties also acknowledge that other employees and/or agents of RHCRE may directly or indirectly be an owner and/or manager of Landlord. Notwithstanding any dual agency that may exist, Tenant represents and warrants that it is not relying on the advice or counsel of RHCRE in entering into this Lease, and that it has had the opportunity to review this document with its own legal counsel.

(c) LANDLORD, LANDLORD'S AGENT AND TENANT'S LICENSEE HAVE MADE NO REPRESENTATIONS OR WARRANTIES CONCERNING THE PREMISES, THE MEANING OF THE TERMS AND CONDITIONS OF THIS LEASE, LANDLORD'S OR TENANT'S FINANCIAL STANDING, ZONING, COMPLIANCE OF THE PREMISES WITH APPLICABLE LAWS, SERVICE OR CAPACITY OF UTILITIES, OPERATING EXPENSES, OR HAZARDOUS SUBSTANCES EXCEPT AS EXPRESSLY SET FORTH HEREIN. TENANT IS ADVISED TO SEEK INDEPENDENT LEGAL ADVICE ON THESE AND OTHER MATTERS ARISING UNDER THIS LEASE.

26. **Severability/Survival.** Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision of this Lease. The indemnification, hold harmless, and all remedial provisions in this Lease, including, but not limited to, those limiting damages and providing for the recovery of costs and attorneys' fees, shall survive termination of this Lease.

[Remainder of page left blank intentionally; signatures on the following page.]

The parties hereto have executed this Lease on the date first listed in the Lease.

Landlord: Woodinville Warehouse Associates L.L.C.
a Washington limited liability company

By: ______________________________
Stan Rosen

Title: Manager

NOTARY – LANDLORD

STATE OF WASHINGTON)
)ss:
COUNTY OF KING)

On this day personally appeared before me Stan Rosen who acknowledged that he is the Manager of the Washington limited liability company named above, who upon oath declared his authorization to execute the within and foregoing instrument as the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned.

Given under my hand official seal this __________ day of ______________________, 2022.

(Seal or stamp) Signature of Notary: ______________________

Name of Notary: ______________________

Commission Expires: ______________________

Tenant: Biolife Solutions, Inc.
a Delaware corporation

By: [signature]

Print Name: Ian Duke

Title: Sr. Facilities Manager

TENANT NOTARY – ENTITY

STATE OF WA)
)ss:
COUNTY OF Snohomish)

On this day personally appeared before me Ian Duke who acknowledged that he/she is the ______________ of the Delaware corporation named above, who upon oath declared his/her authorization to execute the within and foregoing instrument as the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned.

Given under my hand official seal this 20 day of Sept., 2022.

(Seal or stamp)

Signature of Notary: Nancy A Sonderman

Name of Notary: Nancy Sonderman

Commission Expires: 7/21/2025

NANCY A SONDERMAN
Notary Public
State of Washington
Commission # 21022121
My Comm. Expires Jul 21, 2025

EXHIBIT A

LEGAL DESCRIPTION

THE SOUTH QUARTER OF THE WEST HALF OF THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 3, TOWNSHIP 26 NORTH, RANGE 5 EAST, WILLAMETTE MERIDIAN, IN KING COUNTY, WASHINGTON,

EXCEPT THE WEST 30 FEET THEREOF CONVEYED TO KING COUNTY FOR ROAD BY DEED RECORDED UNDER RECORDING NUMBER 6592709, AND

EXCEPT THE SOUTH 30 FEET THEREOF

EXHIBIT B

OUTLINE OF PREMISES


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RH F:\Buildings\Evergreen Industrial Center (Woodinville)\Legal\BioLife Solutions Lease EXECUTABLE 9-14-22.docx

15. TENANT'S WORK: Any work to be performed in the Premises by Tenant or its contractors shall be first approved and then made strictly in accordance with the rules and regulations of Landlord from time to time in respect of work by tenants within the Business Park.

EXHIBIT D

LANDLORD'S AND TENANT'S WORK

I. GENERAL: This Exhibit applies to Tenant's initial improvements (the "**Initial Improvements**") to the Premises, as well as other work performed by or for Tenant in or around the Premises (collectively, "**Tenant's Work**").

II. DESCRIPTION OF LANDLORD'S WORK: Unless expressly stated herein, Landlord shall not be responsible for making any changes, modifications or alterations to the Premises prior to delivering possession thereof to Tenant ("**Landlord's Work**"), and Tenant shall take the Premises "as-is" subject to the terms and conditions of the Lease. There shall not be any Landlord's Work except as set forth below, using building-standard materials, finishes and specifications:

A. Install new carpet in the office area;

B. Paint within the office area;

C. Repair/replace non-working lights within the warehouse and office area;

D. Ensure rollup doors are in good working condition;

E. Repair/replace any damaged or stained ceiling tiles, in Landlord's reasonable discretion, in the office area;

F. Remove the non-load-bearing, partial-height walls in the warehouse area, as shown on Exhibit D-1 attached hereto.

For the avoidance of doubt, Landlord shall have no obligation to provide, install, or pay for the installation of any or all of Tenant's furniture, fixtures, appliances and equipment, including, but not limited to, phone/data cabling and specialized heating or cooling.

III. DESCRIPTION OF AND REQUIREMENTS OF TENANT'S WORK:

A. Except to the extent expressly identified as Landlord's Work above, all improvements, alterations and modifications of the Premises shall be Tenant's Work. In any event, all work related to Tenant's signs, the design, installation, wiring and related conduits shall be Tenant's Work and also subject to the sign criteria in this Lease.

B. All of Tenant's Work shall be at Tenant's sole risk, cost and expense and shall not damage the Building, Common Areas, Premises, Business Park or any part thereof, or cause injury to persons or property. All of Tenant's Work shall be done in accordance with all applicable codes, laws, statutes, regulations and ordinances, and shall be done in conformance with this Exhibit and the requirements for Alterations as set forth in the attached Lease.

C. ALL ROOF PENETRATION SHALL BE SEALED BY THE LANDLORD'S APPROVED ROOFER AND SHALL BE PERFORMED ONLY AFTER THE LANDLORD HAS GIVEN CONSENT, which consent shall in part be conditioned upon the Tenant's plans including materials acceptable to the Landlord and to include the roof top curbs to spread the weight of the equipment being installed in order to prevent damage to the roof. All costs of Landlord's roofer shall be paid by Tenant.

IV. CONSTRUCTION SPECIFICATIONS: The following provisions set forth the requirements that Tenant must follow in connection with all construction work to be performed by Tenant in the Premises, including, without limitation, the Initial Improvements, and the submission of Tenant's plans and specifications of all such construction work to Landlord for approval:

A. All plans, diagrams, schedules, specifications and other data required to be furnished by Tenant under the Lease must be submitted to Landlord complete, sufficient to obtain a building permit, and ready for Landlord's consideration and final approval, which shall not be unreasonably withheld, conditioned or delayed. All such plans shall be prepared by licensed professionals employed by Tenant at its sole cost and expense. In no event shall Tenant's obligation to pay Rent and other charges under the Lease be delayed due to any delay in completion of work performed by Tenant.

B. Tenant shall secure Landlord's written approval (which shall not be unreasonably withheld, conditioned or delayed) of all designs, plans, specifications, contracts and contractors for work to be performed by Tenant before beginning the work (including compliance with Construction Specifications set forth herein), and shall secure all necessary licenses and permits to be used in performing the work. Tenant's finished work shall be subject to Landlord's approval and acceptance (which shall not be unreasonably withheld, conditioned or delayed), which shall be a condition to any reimbursement hereinafter provided. After completion of such work, at its sole cost and expense, Tenant promptly shall obtain a permanent Certificate of Occupancy and all other approvals required for Tenant to use and occupy the Premises (to the extent applicable).

C. All architectural, engineering and construction fees incurred by Landlord relating to changes in Landlord's design or requirements necessitated by complying with Tenant's requests shall be paid for by Tenant on demand. At Landlord's sole option, Landlord may require Tenant to pay for such work, architect and engineering fees in advance on demand.

D. Prior to the commencement of Tenant's Work, Tenant shall submit to Landlord for Landlord's reasonable approval a list of contractors and/or subcontractors who will perform Tenant's Work. Tenant or Tenant's contractors or subcontractors shall be required to obtain from Landlord permission for hoisting materials or for using any area outside the Premises for storage, handling or moving materials and equipment or for parking any vehicles or equipment or for the location of any field office of facilities for its personnel. To the end that there shall be no labor dispute that would interfere with the construction, completion or operation of the whole Business Park or with any other work being carried on therein, Tenant shall engage the services of

only such contractors and subcontractors as will work in harmony with each other, with those of Landlord and with any others then working on the whole Business Park. Tenant must secure Landlord's prior approval (which shall not be unreasonably withheld, conditioned or delayed) of its contractor before Tenant's contractor shall be allowed on the job site.

E. Tenant and/or Tenant's contractors and subcontractors shall be required to provide, in addition to the insurance required to be maintained by Tenant pursuant to the Lease, the following types of insurance and the following minimum amounts naming Landlord, Lesmir Corporation dba Rosen Harbottle, and any other persons having an interest in the Business Park as additional insureds as their interest may appear, issued by companies approved by Landlord:

1. Worker's Compensation coverage with limits of at least $500,000 for the employer's liability coverage thereunder;

2. Builder's Risk-Completed Value Fire and extended coverage damage to the construction and improvements to be made by Tenant in amounts at least equal to the estimated completed cost of said construction and improvements with 100% coinsurance protection;

3. Automobile liability coverage with bodily injury limits of at least $500,000 per person, $1,000,000 per accident and $500,000 accident for property damage;

4. Payment and performance bonds to the extent required under Section 19 of the Lease.

F. Certificates for all the foregoing insurance shall be delivered to Landlord before Tenant's Work is started and before any contractor's equipment is moved on to any part of the Business Park. In all other respects, the insurance coverage above mentioned shall comply with the provisions of this Lease. Landlord's acquiescence to commencement of construction prior to Tenant's satisfaction of 1-4 above shall not be deemed to be a waiver of the continuing obligation of Tenant to provide such coverage.

G. Except to the extent caused by the negligence or intentional misconduct of Landlord or Landlord's agents, employees or contractors, Tenant hereby assumes any and all liability, including any arising out of statutory or common law for any and all injuries to or death of any and all persons, including Tenant's contractors and subcontractors and their employees and any liability for any and all damage to property caused by, or resulting from, or arising out of any act or omission on the part of the Tenant, its contractors and its subcontractors or employees in the performance of Tenant's Work and agrees to defend, indemnify and hold harmless the Landlord Parties from and against all damages, costs, liabilities, losses and/or expenses (including legal fees and expenses) which any of the Landlord Parties may incur, suffer or pay as the result of claims or law suit due to, because of, or arising out of any and all such injuries, death and/or damage. Tenant agrees to insure the foregoing assumed contractual liability in its liability policies and the original or duplicate original of said policy that Tenant will deliver to Landlord shall expressly include said contractual liability coverage.

H. Tenant's Work shall be coordinated with Landlord's Work, if any, and the other work being performed by Landlord and other tenants in the Business Park so that Tenant's Work will not interfere with or delay the completion of any other work in the Business Park. If the scheduling of Landlord's Work requires the immediate performance of Tenant's Work, Landlord shall have the right to notify Tenant, in writing, and if Tenant's Work is not sufficiently completed for the Landlord's purposes within a reasonable time after Landlord's notification, Landlord shall have the right to notify Tenant, in writing, of Tenant's failure to complete work within said time, and thereupon Landlord, at its option, shall have the right to cause said work to be done and Tenant shall reimburse Landlord on demand for all costs of planning and performing such work.

I. Landlord shall not be obligated to perform any work it may agree to do for Tenant without written authorization by Tenant together with payment by Tenant in advance for such work.

J. It shall be the Tenant's responsibility to cause each of Tenant's contractors and subcontractors to maintain continuous protection of the Premises and any premises adjacent to the Premises in such a manner as to prevent any damage to persons or Landlord's Work or said premises by reason of the performance of Tenant's Work. Each contractor and subcontractor shall properly protect Tenant's Work with lights, guard rails, and barricades and shall secure all parts of Landlord's Work and the Premises against accident, storm and any other hazard. However, no barricade or other protective device shall extend more than four (4) feet beyond Premises, unless reasonably required by the type of work or circumstances.

K. Contractors and/or subcontractors participating in the Tenant's Work shall be required to remove and dispose of at least once a week and more frequently as Landlord may direct, all debris and rubbish caused by, or resulting from the work and upon completion, to remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining on any part of the Business Park or in proximity thereto which was brought in or created by the performance of Tenant's Work. If at any time, Tenant's contractors and subcontractors shall neglect, refuse or fail to remove any debris, rubbish, surplus materials or temporary structures within twenty-four (24) hours after written notice to Tenant, Landlord may remove the same at Tenant's expense.

L. Upon completion of Tenant's Work, Tenant shall furnish Landlord, without cost to Landlord, one (1) set of transparent "As-Built" drawings of the Premises.

M. Any approval or consent by Landlord shall in no way obligate Landlord in any manner whatsoever in respect to the finish design and/or construction by Tenant. Any deficiency in design or construction, although same had prior approval of Landlord, shall be solely the responsibility of the Tenant. All construction, material and equipment furnished by Tenant shall be new and all work shall be done in a first-class, workmanlike manner, in full compliance with all applicable codes, laws and governmental requirements.

EXHIBIT D-1

LANDLORD'S WORK


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Remove
partial-height
walls

EXHIBIT E

CONFIRMATION OF DELIVERY AND COMMENCEMENT DATE

[[Date]]

[[Tenant]]
[[Address]]
[[Address]]

RE: Lease dated ____________ by and between ________________, as Tenant, and ____________________, as Landlord (the "Lease") for certain premises located at ____________________ [[insert name of property and address of premises]], as more particularly described therein (the "Premises")

Dear ____________:

This letter will serve to confirm the following key dates, in accordance with the Lease:

- The Delivery Date of the Premises is ____________, 20__;
- The Lease Commencement Date is __________, 20__; and
- The Termination Date of the Lease is __________, 20___.

Tenant also confirms that:

a. It has accepted possession of the Premises as provided in the Lease;

b. All improvements required to be furnished by Landlord under the Lease have been furnished (subject only to punch-list items of which Tenant has notified Landlord in accordance with the Lease);

c. Landlord has fulfilled all its duties of an inducement nature (including payment of any Tenant Allowance as provided in the Lease);

d. The Lease is in full force and effect and has not been modified, altered, or amended, except as follows: [[list or insert "N/A"]] ____; and

e. There are no setoffs or credits against Rent, and no Security Deposit or prepaid rent has been paid except as provided by the Lease.

Enclosed is a duplicate original of this letter for your records. Please indicate your agreement with the above terms by signing where indicated below, and returning the countersigned original to me at your earliest convenience. If we do not receive a countersigned copy of this letter within ten (10) days from the date first set forth above, then the statements set forth herein shall be deemed true and correct and approved in all respects by Tenant without need for any further documentation.

If you have any questions, please feel free to contact me at 425.289.________ or via email at __________@rosenharbottle.com.

Sincerely,
ROSEN HARBOTTLE

[[Name]]
Property Manager

ACKNOWLEDGED AND AGREED:

[[Insert Tenant signature block as shown on the Lease]]

________________________,
a Washington limited liability company

By: ____________________
Name: ____________________
Title: ____________________
Date: ____________________

[[or if Tenant is an individual:]]

____
[[Name]]

Date: ____________________

EXHIBIT F

PERMITTED MATERIALS

The following materials ("Permitted Materials") may be stored at the Premises, in strict accordance with Environmental Laws (as defined in the Lease), using best practices and subject to the terms and conditions of the Lease, including without limitation Section 15 thereof. Tenant shall be responsible for removing all such materials from the Premises prior to the expiration or earlier termination of the Lease, at Tenant's sole cost and expense:

- Dimethyl Sulfoxide (DMSO), in quantities up to 1,800kg
- 70% Isopropyl Alcohol (IPA), in quantities up to 600L
- Sodium Hydroxide Solution (5N NaOH), in quantities up to 900L
- Potassium Hydroxide Pellets (5N KOH), in quantities up to 900L
- Process LpH st (LPH), in quantities up to 12L

All Permitted Materials shall be stored in secondary containment. IPA shall be stored in a cabinet properly rated for the storage of flammable materials, and all bases shall be stored in corrosive-resistant containers.